Exhibit 99.1

Tesco Corporation Reports Record Revenues for Q1 2008

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

“TEO” on TSX

May 1, 2008

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported net income for the quarter ended March 31, 2008 of $10.7 million, or $0.29 per diluted share. This compares to net income of $11.0 million, or $0.30 per diluted share, for the first quarter of 2007, and net income of $6.6 million, or $0.18 per diluted share for the fourth quarter of 2007.

Revenue was a quarterly record of $129.4 million for the period ended March 31, 2008 compared to revenue of $114.3 million for the comparable period in 2007 and $124.4 million in the fourth quarter of 2007.

Summary of Results

(in millions of U.S. $, except per share amounts)

U.S. GAAP—Unaudited

	Quarter 1		Quarter 4
	2008	2007	2007
Revenues	$129.4	$114.3	$124.4
Operating Income	16.4	19.0	13.3
Net Income	10.7	11.0	6.6
EPS (diluted)	$0.29	$0.30	$0.18
Adjusted EBITDA* (as defined)	$24.2	$26.6	$18.9

*	See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “Quarter 1 represented our second consecutive quarterly revenue record for the Company as well as records for both our Top Drive and Casing Services segments. More importantly, we increased our operating income in Quarter 1 of 2008 for the third consecutive quarter and thus were able to report good incremental profitability quarter to quarter. We incurred $1.0 million of severance costs in Q1 associated with certain headcount reductions and corporate realignments as part of our continuing efforts to focus on cost and margin improvements. We believe these efforts are contributing to bottom line performance. Top Drive sales remain strong and we continue to demonstrate momentum and increasing market acceptance for our proprietary tubular running services and CASING DRILLING® .”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 1		Quarter 4
	2008	2007	2007
Revenues:
Top Drives:
Sales	$38.5	$34.7	$33.9
Aftermarket Support	15.5	9.6	15.5
Rental	27.7	27.0	28.3

	81.7	71.3	77.7

Casing Services:
Conventional	23.9	23.5	27.2
Proprietary*	17.4	16.9	13.2
CASING DRILLING®	6.4	2.6	6.3

	47.7	43.0	46.7

Total Revenues	$129.4	$114.3	$124.4

Operating Income**:
Top Drives	$24.1	$23.7	$20.6
Casing Services	3.1	6.6	3.1
Research and Engineering	(2.8)	(2.6)	(3.5)
Corporate/Other	(8.0)	(8.7)	(6.9)

Total Operating Income	$16.4	$19.0	$13.3

*	Proprietary revenues now include activities associated with our Multiple Control Line Running System™ and we have recast prior periods for conventional and proprietary casing services to reflect this change.
**	The operating income amounts in the table above for both the Top Drives and Casing Services segments shown above reflect a change in methodology used to allocate indirect costs. This change in methodology will be more fully described in Note 7 of the Form 10-Q to be filed for the quarter ended March 31, 2008.

Q1 2008 Financial and Operating Highlights

Top Drives Segment

•

Top Drive sales for Q1 2008 were 31 units (25 new and 6 from the rental fleet). This compares to 29 units sold in Q4 2007 (20 new and 9 from the rental fleet) and 37 units sold in Q1 2007 (32 new and 5 from the rental fleet). Although we are allocating more of our manufacturing capacity to our Top Drive rental fleet, we were able to deliver 5 more new units to customers in Q1 2008 as compared to Q4 2007.

•

At March 31, 2008, Top Drive backlog amounted to 39 units, with a total value of $41 million, versus 38 units at December 31, 2007, with a total value of $39 million. This compares to backlog of 47 units at March 31, 2007. In addition to the 39 new units in backlog, we have a firm order for another unit to be sold from our rental fleet.

•

During Q1 2008 we delivered 9 units to our rental fleet, which stands at 112 units at March 31, 2008 compared to 110 units at the end of December 2007 and 109 units at March 31, 2007. In 2008 we intend to increase our rental fleet by approximately 10 units to approximately 120 units by the end of the year. Additionally, we expect to continue to revitalize our Top Drive rental fleet by selling certain used units and replacing them with newer models.

•

Operating days for the Top Drive rental fleet decreased to 5,689 in Q1 2008 compared to 5,978 in Q4 2007 but up from 5,590 in Q1 2007. The decrease in Q1 2008 compared to Q4 2007 was primarily due to units being removed from the rental fleet in preparation for sale prior to new rental units being mobilized and added to the rental fleet.

•

Our Top Drive operating margins increased in Q1 2008 compared to Q4 2007 primarily as a result of higher sales volumes and better margins in our Aftermarket business. In Q4 2007 Top Drive margins benefited from the reversal of $1.6 million in warranty reserve recorded in prior years.

Casing Services Segment

•

Revenues from the Casing Services segment for Q1 2008 were $47.7 million, an increase of $1.0 million from Q4 2007 primarily related to increased activity and market penetration for our proprietary casing running activities which offset a decline in our conventional casing running services. We remain focused on converting the market to running casing utilizing our proprietary CDS™ technology. CASING DRILLING® revenues in Q1 2008 equaled the record set in Q4 2007, but recall that our Q4 2007 CASING DRILLING® revenues included $1.0 million for mobilization efforts for an offshore project in Norway which was suspended.

•	We performed a record total of 460 proprietary casing running jobs in Q1 2008 compared to 348 in Q4 2007 and 335 in Q1 2007.

•

Operating Income in our Casing Services segment for Q1 2008 was $3.1 million, essentially the same as Q4 2007. Q4 2007’s Casing Services’ margins were favorably impacted by the $1.0 million in mobilization fees for the suspended Norwegian project discussed above.

Other Segments and Expenses

•

Corporate costs for Q1 2008 amounted to $8.0 million, compared to $6.9 million for Q4 2007. This increase was primarily due to higher professional fees in Q1 as well as lower incentive accruals recorded in Q4 2007. Total Selling, General and Administrative costs in Q1 2008 amounted to $13.4 million compared to $10.8 million in Q4 2007 due to higher professional fees and incentive accruals as mentioned above as well as $1.4 million of increased bad debt expense recorded in the current quarter.

•

Research and Engineering (R&E) costs for Q1 2008 totaled $2.8 million compared to $3.5 million incurred in Q4 2007. In 2007, we doubled our Research and Engineering costs related to high levels of developmental activities associated with two new Top Drive models and further technological enhancements to our CASING DRILLING® offering. In 2008, we plan to more narrowly focus our efforts due to the commercialization of these products and as such, we expect Research and Engineering costs to decline somewhat from 2007 levels.

•

Other Income and Expense, excluding net interest expense, for Q1 2008 totaled $1.7 million, compared to $3.1 million for Q4 2007. Other Expense for Q4 2007 included a loss of $1.2 million related to the expiration of the Turnkey E&P warrants and approximately $1.8 million of foreign exchange losses incurred by our Canadian operations due to their holding of U.S. dollar receivables and the weakening U.S. dollar during the period. The $1.7 million of other expenses in Q1 2008 is primarily attributed to foreign exchange losses.

Financial Condition

•

At March 31, 2008 cash and cash equivalents decreased from $23.1 million at December 31, 2007 to $6.7 million while debt decreased during the same period from $80.8 million at December 31, 2007 to $78.4 million at March 31, 2008. This represents a net debt to book capitalization of 18.5%[1] at March 31, 2008. Net debt[2] at March 31, 2008 was $71.7 million compared to $57.7 million at December 31, 2007.

•

Total capital expenditures were $20 million in Q1 2008. We project our capital expenditures for 2008 to be approximately $80 to $90 million. The planned increase is directly related to our strategy to increase the size of our rental fleet to 120 or more units by the end of 2008 and replace rental units expected to be sold from the fleet.

[1]	Net debt to book capitalization is calculated by dividing financial debt less cash, by the sum of financial debt less cash plus shareholders’ equity.
[2]	Net debt is calculated by subtracting cash and cash equivalents from total financial debt.

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter of 2008 tomorrow (Friday, May 2, 2008) at 10:00 a.m. CDT. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately ten minutes prior to the scheduled start of the call. The conference ID for this call is 45535193. The conference call will also be webcast live and available for replay at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site. The conference call and all questions and answers will be recorded and made available until June 2, 2008. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 45535193.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Julio Quintana (713) 359-7000

Anthony Tripodo (713) 359-7000

Tesco Corporation

Non-GAAP Measures - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 1		Quarter 4
	2008	2007	2007
Net Income	$10.7	$11.0	$6.6
Income Taxes	3.0	7.2	2.2
Depreciation and Amortization	7.8	6.2	6.9
Net Interest expense	1.1	0.5	1.4
Stock Compensation Expense-non-cash	1.6	1.7	1.8
Adjusted EBITDA	$24.2	$26.6	$18.9

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
	2008	2007
	(unaudited)
REVENUE	$129.4	$114.3
OPERATING EXPENSES
Cost of Sales and Services	96.8	81.6
Selling, General and Administrative	13.4	11.1
Research and Engineering	2.8	2.6

	113.0	95.3

OPERATING INCOME	16.4	19.0
Interest Expense, net	1.1	0.5
Other (Income) Expense, net	1.6	0.3

INCOME BEFORE INCOME TAXES	13.7	18.2
Income taxes	3.0	7.2

NET INCOME	$10.7	$11.0

Earnings per share:
Basic	$0.29	$0.30
Diluted	$0.29	$0.30
Weighted average number of shares:
Basic	36,845,888	36,134,013
Diluted	37,410,041	36,937,184

CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and Cash Equivalents	$6.7	$23.1
Accounts Receivables, net	96.6	87.9
Inventories	112.7	117.4
Other Current Assets	23.1	24.8

Current Assets	239.1	253.2
Property, Plant and Equipment, net	179.6	169.8
Goodwill	29.5	29.8
Other Assets	24.2	23.9

	$472.4	$476.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long Term Debt	$10.0	$10.0
Accounts Payable	35.9	49.7
Accrued and Other Current Liabilities	33.2	31.1

Current Liabilities	79.1	90.8
Long Term Debt	68.4	70.8
Deferred Income Taxes	9.9	10.2
Shareholders’ Equity	315.0	304.9

	$472.4	$476.7